UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2006

COMPUTER HORIZONS CORP.

(Exact name of registrant as specified in charter)

New York	0-7282	13-2638902

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 Old Bloomfield Avenue, Mountain Lakes, New Jersey	07046-1495

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 299-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.          Changes in Registrant’s Certifying Accountant.

          Grant Thornton LLP (“GT”) previously served as the principal accountants for Computer Horizons Corp. (“the Registrant”).  On November 10, 2006, GT was dismissed by the Registrant. The dismissal of GT was recommended by the Audit Committee of the Registrant’s Board of Directors.

          The reports of GT on the Registrant’s consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

          In connection with its audits of the two fiscal years ended December 31, 2004 and 2005, and the nine-month subsequent interim period ended September 30, 2006, there were no disagreements with GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GT, would have caused GT to make reference to the matter in its report.  As disclosed in Form 10-K for the year ended December 31, 2004, on October 26, 2004, Management and the Audit Committee were informed by GT of certain matters involving internal controls that GT considered a material weakness.  As a result of these deficiencies, management implemented certain procedures and believes that the material weakness was remediated.

          On November 10, 2006, the Registrant engaged Amper, Politziner & Mattia (“APM”) as the Registrant’s principal accountant.  The engagement of APM was recommended by the Audit Committee of the Registrant’s Board of Directors.

          During the Registrant’s fiscal years ended December 31, 2004 and 2005 and the subsequent nine-month interim period ended September 30, 2006, the Registrant did not (a) engage APM as principal accountant to audit the Registrant’s financial statements, or as an independent accountant to audit a significant subsidiary; or (b) consult with APM with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Registrant’s financial statements; or (iii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

          The Registrant has provided GT with a copy of the foregoing disclosure. Attached as Exhibit 16.01 hereto is a copy of GT’s letter, dated November 14, 2006, in response to the foregoing disclosure.

Item 9.01          Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.
Not Applicable

(b)	Pro Forma Financial Information.
Not Applicable

(c)	Shell Company Transactions
Not Applicable

(d)	Exhibits.
	16.01	Letter from Grant Thornton LLP dated November 14, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER HORIZONS CORP.

(Registrant)

Date: November 14, 2006
	By:	/s/ Barbara Moss

Barbara Moss
Chief Financial Officer